UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 28, 2014
(Date of earliest event reported)

ITT Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
1133 Westchester Avenue White Plains, New York (Address of principal executive offices) 10604 (Zip Code)
(914) 641-2000 Registrant’s telephone number, including area code:

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.   Costs Associated with Exit or Disposal Activities.

(b)(c) On February 28, 2014, ITT Corporation (the “Company”) announced restructuring actions for the Company’s Interconnect Solutions segment related to the movement of certain production lines from one location to another existing lower cost manufacturing site.  The Company expects to incur non-recurring pre-tax cash costs, principally involuntary severance costs, of approximately $17-$18 million and a non-cash pre-tax charge of $2-$3 million.  The Company expects to substantially complete this plan and record these costs over the next 12 months.  The restructuring estimates are included within the range of expected restructuring and realignment costs for 2014 discussed on the Company’s year-end earnings conference call on February 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION (Registrant)

March 5, 2014	By:	/s/ Mary E. Gustafsson
Name: Mary E. Gustafsson
Title: Senior Vice President & General Counsel (Authorized Officer of Registrant)